As filed with the Securities and Exchange Commission on October 3 , 1996.

Registration No.


            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549


                         Form S-8
                  REGISTRATION STATEMENT
                           UNDER
                THE SECURITIES ACT OF 1933


               AMERICAN GENERAL CORPORATION
  (Exact Name of Registrant as Specified in Its Charter)

   Texas                                   74-0483432
(State of Incorporation)           (I.R.S. Employer Identification No.)

  2929 Allen Parkway, Houston, Texas                   77019
(Address of Principal Executive Offices)             (Zip Code)



               AMERICAN GENERAL EMPLOYEES'
                 THRIFT AND INCENTIVE PLAN
                   (Full Title of Plan)

                    Jon P. Newton, Esq.
             Vice Chairman and General Counsel
         2929 Allen Parkway, Houston, Texas 77019
                      (713) 522-1111
(Name, Address, and Telephone Number (including Area Code)
                   of Agent for Service)

              Calculation of Registration Fee


                                  Proposed      Proposed
Title of                          maximum       maximum
securities          Amount        offering      aggregate     Amount of
 to be              to be         price per     offering      registration
registered         registered     share (1)     price         fee

Common Stock, par  2,600,000      $37.6875    $97,987,500.00  $29,693.20
value $.50         shares

(1) Estimated pursuant to rule 457(c) and (h) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock for October 1, 1996, as published in The Wall Street Journal New York Stock Exchange Composite Transactions Listing.

In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced herein.

                          PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

  This registration statement incorporates herein by reference the following documents which have been filed (File No. 1-7981) with the Securities and Exchange Commission (the "Commission") by American General Corporation (the "Registrant") and by the American General Employees' Thrift and Incentive Plan (the "Plan") pursuant to the Securities Exchange Act of 1934 ("Exchange Act"):

       1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

       2.   The Registrant's Quarterly Reports on Form
            10-Q for the quarters ended March 31, 1996 and June 30,
            1996.

       3. The Plan's Annual Report on Form 11-K for the year ended December 31, 1995.

       4. The description of the Common Stock of the Registrant contained in the Registration
            Statement on Form 8-B dated June 25, 1980, as amended by Amendment No. 1 on Form 8 dated
            December 22, 1983.

       5. The description of the Registrant preferred share purchase rights contained in the Registration Statement on Form 8-A dated July
            31, 1989, as amended by Amendment No. 1 on
            Form 8 dated August 7, 1989.

  Each document filed by the Registrant and by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

  Not applicable.

Item 5.     Interests of Named Experts and Counsel

  Not applicable.

Item 6.     Indemnification of Directors and Officers

  Article 2.01-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against certain judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement, and reasonable expenses (including court costs and attorneys' fees) actually incurred in connection with certain legal proceedings. In addition, Article VI of the Registrant's bylaws sets forth certain rights of the Registrant's officers and directors to indemnification.

  The Registrant has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provisions or otherwise, and (b) to insure the officers and directors of the Registrant and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Item 7.     Exemption from Registration Claimed

  Not applicable.

Item 8.     Exhibits

  The following documents are filed as a part of this registration statement or incorporated by reference herein:

  Exhibit
  Number                       Description

  4.1       Article Four of the Restated Articles of
            Incorporation of the Registrant (including
            Statement of Resolution Establishing Series of Shares of Series A Junior Participating
            Preferred Stock) (incorporated by reference to Exhibit 4.1 to Registration Statement No.
            33-33115 filed by the Registrant).

  4.2       Amended and Restated Bylaws of the Registrant
            (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

  4.3       Specimen certificate representing Common
            Stock of the Registrant (incorporated by reference to Exhibit 4 to Form 8-B filed by the Registrant on June 26, 1980).

  4.4 Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago Trust
            Company of New York, as Rights Agent
            (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form
            10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's Quarterly
            Report on Form 10-Q for the quarter ended
            September 30, 1992, respectively).

  5 The Registrant has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

  *23       Consent of Ernst & Young L.L.P.

  *24 Powers of Attorney (included on the signature page of this registration statement).



Filed Herewith (*)

Item 9.     Undertakings

  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by
       section 10(a)(3) of the Securities Act of 1933
       ("Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)     To include any material information
       with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     POWER OF ATTORNEY

  The Registrant. Each person whose signature appears below in the capacity of an officer or director of the Registrant hereby appoints Jon P. Newton and John A. Adkins and each of them, any one of whom may act without the joinder of the other, as his/her attorney-in-fact, with full power of substitution and resubstitution, to sign on his/her behalf and in the capacity stated below and to file all pre-effective amendments and post-effective amendments to this registration statement, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

                        SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 3, 1996.

                                AMERICAN GENERAL CORPORATION


                                By:  /s/ CARL J. SANTILLO
                                Name:   Carl J. Santillo
                                Title:  Senior Vice President - Finance


  Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  Signature                     Title                         Date

/s/ HAROLD S. HOOK   Chairman of the Board, Chief         October 3, 1996
(Harold S. Hook)     Executive Officer and Director
                     (principal executive officer)

/s/ CARL J. SANTILLO Senior Vice President - Finance      October 3, 1996
(Carl J. Santillo)   (principal financial officer)

/s/ PAMELA J. PENNY  Vice President and Controller        October 3, 1996
(Pamela J. Penny)    (principal accounting officer)

/s/ J. EVANS ATTWELL            Director                  October 3, 1996
(J. Evans Attwell)

/s/ BRADY F. CARRUTH            Director                  October 3, 1996
(Brady F. Carruth)

/s/ W. LIPSCOMB DAVIS, JR.      Director                  October 3, 1996
  (W. Lipscomb Davis, Jr.)

/s/ ROBERT M. DEVLIN            Director                  October 3, 1996
(Robert M. Devlin)

/s/ LARRY D. HORNER             Director                  October 3, 1996
(Larry D. Horner)

/s/ RICHARD J. V. JOHNSON       Director                  October 3, 1996
(Richard J.V. Johnson)

/s/ JON P. NEWTON               Director                  October 3, 1996
(Jon P. Newton)

/s/ ROBERT E. SMITTCAMP         Director                  October 3, 1996
(Robert E. Smittcamp)

/s/ ANNE M. TATLOCK             Director                  October 3, 1996
(Anne M. Tatlock)


  American General Employees' Thrift and Incentive Plan.
Pursuant to the requirements of the Securities Act of 1933, the American General Employees' Thrift and Incentive Plan
Administrative Board has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 3, 1996.


                           AMERICAN GENERAL EMPLOYEES'
                           THRIFT AND INCENTIVE PLAN


                           By:  /s/ ALBERT E. HAINES
                           Name:     Albert E. Haines
                           Title:    Member of Administrative Board

                     INDEX TO EXHIBITS



                                                            Sequentially
Exhibit                                                     Numbered
Number                        Description                   Page


4.1  Article Four of the Restated Articles of
     Incorporation of the Registrant (including
     Statement of Resolution Establishing Series of
     Shares of Series A Junior Participating Preferred
     Stock) (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-33115 filed by the Registrant).

4.2  Amended and Restated Bylaws of the Registrant
     (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4.3 Specimen certificate representing Common Stock of the Registrant (incorporated by reference to Exhibit 4 to Form 8-B filed by the Registrant on June 26, 1980).

4.4 Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago Trust Company of New York, as
     Rights Agent (incorporated by reference to Exhibit
     4 to the Registrant's Quarterly Report on Form
     10-Q for the quarter ended June 30, 1989, and to
     Exhibit 19 to the Registrant's Quarterly Report on
     Form 10-Q for the quarter ended September 30, 1992, respectively).

5 The Registrant has submitted or will submit the Plan and any amendments thereto to the Internal
     Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

*23  Consent of Ernst & Young L.L.P.                             8

*24 Powers of Attorney (included on the signature page of this Registration Statement).


Filed Herewith (*)